STATE OF NEVADA BARBARA K. CEGAVSKE Commercial Recordings Division 202 N. Carson Street Secretary of State Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall KIMBERLEY PERONDI Deputy Secretary for 2250 Las Vegas Blvd North, Suite 400 OFFICE OF THE North Las Vegas, NV 89030 Commercial Recordings SECRETARY OF STATE Telephone (702) 486-2880 Fax (702) 486-2888 Business Entity - Filing Acknowledgement 10/19/2020 Work Order Item Number: W2020101601485-887173 Filing Number: 20200985929 Filing Type: Amendment After Issuance of Stock Filing Date/Time: 10/16/2020 1:04:00 PM Filing Page(s): 5 Indexed Entity Information: Entity ID: C8333-1987 Entity Name: INUVO, INC. Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATION SERVICE COMPANY 112 NORTH CURRY STREET, Carson City, NV 89703, USA The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Business Number C8333-1987 Filing Number 20200985929 Secretary of State Filed On 10/16/2020 1:04:00 PM State Of Nevada Number of Pages 5

NEVADA STATE BUSINESS LICENSE INUVO, INC. Nevada Business Identification # NV19871036809 Expiration Date: 10/31/2021 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/19/2020. Certificate Number: B202010191153687 You may verify this certificate BARBARA K. CEGAVSKE Secretary of State online at http://www.nvsos.gov